EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.32 for the Second Quarter of 2015

GREENSBORO, N.C., July 30, 2015 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (NASDAQ:CLBH) today reported second quarter 2015 results with highlights as follows:

2nd Quarter 2015 Financial Highlights

  Net income of $1,666,000 in the second quarter of 2015 increased 122.1% from $750,000 in the second quarter of 2014.
  Net income available to common shareholders increased 212.5% to $1,572,000 in the second quarter of 2015 from $503,000 in the second quarter of 2014.
  Diluted net income per common share was $0.32 in the second quarter of 2015 compared to $0.15 in the second quarter of 2014.
  Convertible preferred stock, which was issued on March 31, 2015, was converted into 1,550,000 shares of new common stock in May of 2015.
  Series A preferred stock of $11.0 million was retired using a majority of the net proceeds of $14.1 million raised in the convertible preferred stock private placement.
  Average non-interest bearing demand deposits increased 31.5% in the second quarter of 2015 from the second quarter of 2014.
  Non-performing assets were $17.1 million, or 2.50% of assets, at June 30, 2015 compared to $16.9 million, or 2.52% of assets, at June 30, 2014.
  Classified loans decreased to $18.5 million at June 30, 2015 from $20.1 million at June 30, 2014.
  The Mortgage Division realized net income of $649,000 in the second quarter of 2015 compared to a loss of $183,000 in the second quarter of 2014.

Robert T. Braswell, President and CEO, commented, "I am pleased to report that our remaining $11 million in Series A preferred stock with a 9% per annum dividend rate was repurchased and retired in May 2015, which will eliminate approximately $1 million per year in dividend payments. Our Series B convertible preferred stock, which was issued on March 31, 2015 in a private placement offering, was also converted to common stock in May after an affirmative vote by our stockholders. The above actions have improved our capital position and provide a base for future growth."

"Our diluted earnings per share which totaled $1.25 over the last four quarters and $0.32 in the second quarter of 2015 reflect our success in executing our business plans. The growth of over 31% in our average non-interest bearing demand accounts in the past year validates that our emphasis on exceptional customer service has enhanced our relationships with customers," said Braswell.

Braswell further commented, "It is with great pleasure that I announce that J. Alexander S. Barrett, a Partner with Hagan Barrett Langley, PLLC, practicing in the areas of complex business and commercial litigation and employment law, was unanimously elected as Chairman of the Board. Alex has been a Board member since 2004 and has chaired a number of committees. I would also like to thank Gary N. Brown, who was a founding director, for his outstanding service as our Chairman for six years and prior service as Vice Chairman for twelve years. Gary will continue on the Board and has agreed to serve again as Vice Chairman."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem. Our Greensboro Friendly Center branch will close on July 31, 2015 due to an expiring lease in late 2015. Our second full-service office in Winston-Salem, currently under construction, will open in August of 2015. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Pinehurst, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	June 30,	December 31,
	2015	2014
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 6,245	$ 7,942
Interest-bearing deposits with banks	25,343	38,232
Bank term deposits	14,106	14,106
Securities available-for-sale, at fair value	48,198	51,200
Securities held-to-maturity (fair values of $15,253 in 2015 and $15,945 in 2014)	15,068	15,644
Loans held for sale	70,897	39,780
Loans	461,000	472,189
Less allowance for loan losses	(5,795)	(6,520)
Net loans	455,205	465,669
Premises and equipment, net	18,916	18,311
Other real estate owned	5,352	5,610
Bank-owned life insurance	11,660	11,483
Other assets	12,695	11,286
Total assets	$ 683,685	$ 679,263

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 112,751	$ 106,163
NOW, money market and savings	339,731	344,919
Time	140,237	143,816
Total deposits	592,719	594,898

Advances from the Federal Home Loan Bank	2,733	2,785
Securities sold under agreements to repurchase	63	176
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	10,100	9,139
Total liabilities	625,225	626,608

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; Series A preferred shares issued and outstanding 0 in 2015 and 10,994 in 2014	--	10,994
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 4,986,380 in 2015 and 3,434,680 in 2014	4,986	3,435
Additional paid-in capital	28,875	16,339
Retained earnings	23,702	20,748
Stock in directors' rabbi trust	(1,641)	(1,465)
Directors' deferred fees obligation	1,641	1,465
Accumulated other comprehensive income	897	1,139
Total stockholders' equity	58,460	52,655
Total liabilities and stockholders' equity	$ 683,685	$ 679,263

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
Interest income
Loans	$ 6,025	$ 5,858	$ 12,017	$ 11,612
Investment securities, taxable	325	411	663	831
Investment securities, non taxable	125	136	247	278
Interest from deposits in banks	65	49	126	109
Total interest income	6,540	6,454	13,053	12,830

Interest expense
NOW, money market, savings	237	240	476	476
Time deposits	287	407	599	825
Other borrowed funds	151	164	303	328
Total interest expense	675	811	1,378	1,629

Net interest income	5,865	5,643	11,675	11,201
Provision for loan losses	535	346	835	1,116
Net interest income after provision for loan losses	5,330	5,297	10,840	10,085
Non-interest income
Service charges	312	321	615	620
Mortgage banking income	3,721	1,954	6,628	3,287
Gain on sale of investment securities available-for-sale	--	94	27	143
Other	95	(29)	141	40
Total non-interest income	4,128	2,340	7,411	4,090

Non-interest expense
Salaries and benefits	4,582	4,016	8,900	7,851
Occupancy and equipment	759	793	1,535	1,554
Foreclosed property expense	155	58	24	163
Professional fees	454	546	903	1,004
Outside data processing	265	275	539	526
FDIC insurance	130	133	261	267
Advertising and promotion	160	173	353	494
Stationery, printing and supplies	147	141	298	278
Other	449	577	830	910
Total non-interest expense	7,101	6,712	13,643	13,047

Income before income taxes	2,357	925	4,608	1,128
Income tax expense	691	175	1,313	113
Net income	1,666	750	3,295	1,015
Dividends on preferred stock	94	247	341	438
Net income available to common stockholders	$ 1,572	$ 503	$ 2,954	$ 577
Net income per common share
Basic	$ 0.38	$ 0.15	$ 0.78	$ 0.17
Diluted	$ 0.32	$ 0.15	$ 0.70	$ 0.17

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Second Quarter 2015
(unaudited)
	Quarterly					Years Ended
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
($ in thousands except for share data)	2015	2015	2014	2014	2014	2014	2013

EARNINGS
Net interest income	$ 5,865	5,810	6,164	5,892	5,643	23,509	22,315
Provision for loan losses	$ 535	300	50	270	346	966	3,450
NonInterest income	$ 4,128	3,283	2,721	2,602	2,340	9,413	14,334
NonInterest expense	$ 7,101	6,542	7,128	6,829	6,712	27,004	27,620
Net income	$ 1,666	1,629	1,319	1,012	750	4,710	4,010
Net income available to common stockholders	$ 1,572	1,382	1,072	764	503	3,721	2,928
Basic earnings per common share	$ 0.38	0.40	0.31	0.22	0.15	1.08	0.86
Diluted earnings per common share	$ 0.32	0.40	0.31	0.22	0.15	1.08	0.85
Average common shares outstanding	4,099,303	3,434,680	3,434,680	3,431,933	3,430,036	3,432,832	3,410,974
Average diluted common shares outstanding	4,988,938	3,451,902	3,434,680	3,432,130	3,434,101	3,438,203	3,426,764

PERFORMANCE RATIOS
Return on average assets *	0.96%	0.97%	0.78%	0.60%	0.46%	0.71%	0.60%
Return on average common equity **	11.38%	13.24%	10.36%	7.56%	5.12%	9.32%	7.52%
Net interest margin (fully-tax equivalent) *	3.65%	3.75%	3.95%	3.81%	3.74%	3.84%	3.59%
Efficiency ratio	70.38%	71.21%	79.39%	79.48%	83.19%	81.16%	74.88%
Efficiency ratio (excluding mortgage division)	69.79%	68.63%	73.94%	68.81%	73.10%	71.03%	69.63%
# full-time equivalent employees - period end	192	191	189	193	195	189	191

CAPITAL
Equity to period-end assets	8.55%	9.60%	7.75%	7.68%	7.57%	7.75%	7.50%
Common tangible equity to assets	8.55%	6.07%	6.13%	6.03%	5.93%	6.13%	5.83%
Tier 1 leverage capital ratio - Bank	9.24%	9.20%	9.11%	9.03%	9.07%	9.11%	8.86%
Tier 1 risk-based capital ratio - Bank	11.23%	11.25%	11.42%	11.05%	10.81%	11.42%	11.19%
Total risk-based capital ratio - Bank	13.21%	13.50%	13.67%	13.61%	13.41%	13.67%	13.85%
Book value per common share ***	$ 11.72	11.48	12.13	11.75	11.57	12.13	11.26

ASSET QUALITY
Net loan charge-offs (recoveries)	$ 1,694	(134)	76	927	1,432	2,301	5,731
Net charge-offs (recoveries) to average loans *	1.45%	-0.11%	0.06%	0.80%	1.26%	0.50%	1.33%
Allowance for loan losses	$ 5,795	6,954	6,520	6,546	7,203	6,520	7,663
Allowance for loan losses to loans held invst.	1.26%	1.49%	1.38%	1.39%	1.55%	1.38%	1.73%
Nonperforming loans	$ 11,716	6,362	6,458	10,348	12,435	6,458	16,731
Performing restructured loans	$ 9,450	9,548	9,774	9,883	9,983	9,774	10,381
Other real estate owned	$ 5,352	5,116	5,610	5,587	4,431	5,610	2,329
Nonperforming loans to loans held for investment	2.54%	1.36%	1.37%	2.20%	2.68%	1.37%	3.77%
Nonperforming assets to total assets	2.50%	1.62%	1.78%	2.40%	2.52%	1.78%	2.88%

END OF PERIOD BALANCES
Total assets	$ 683,685	710,672	679,263	669,029	669,162	679,263	661,807
Total loans held for investment	$ 461,000	467,232	472,189	470,782	464,706	472,189	444,087
Total deposits	$ 592,719	609,417	594,898	586,940	577,313	594,898	579,097
Stockholders' equity	$ 58,460	68,238	52,655	51,352	50,679	52,655	49,604

AVERAGE BALANCES
Total assets	$ 699,101	682,777	675,159	669,168	656,724	664,812	671,529
Total earning assets	$ 654,317	638,368	629,331	623,761	613,582	620,996	627,491
Total loans held for investment	$ 465,914	472,073	475,106	466,268	455,798	462,870	432,471
Total non interest-bearing demand deposits	$ 118,577	110,318	104,241	96,248	90,186	94,618	82,343
Common stockholders' equity	$ 55,414	42,341	41,065	40,069	39,401	39,904	38,927

* annualized for all periods presented
**return on average common equity is computed using net income available to common stockholders
***assumes conversion of convertible preferred stock to 1,550,000 shares of common stock in 1st Quarter 2015
CONTACT: FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
         Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com